Exhibit 10.1
     TRANSITION SERVICES AGREEMENT, dated as of                     , 2009, between OCWEN FINANCIAL CORPORATION, a Florida corporation (“OCWEN” or together with its Affiliates “OCWEN Group”), and ALTISOURCE SOLUTIONS S.à r.l., a public limited liability company organized under the laws of the Grand Duchy of Luxembourg and an indirect, wholly-owned subsidiary of OCWEN (“ALTISOURCE” or together with its Affiliates “ALTISOURCE Group”).
RECITALS
     WHEREAS, OCWEN and Altisource Portfolio Solutions S.A. (formerly known as Altisource Portfolio Solutions S.à r.l., formerly known as Ocwen Luxembourg S.à r.l.), the sole parent of ALTISOURCE (“ALTISOURCE Parent”), are parties to a Separation Agreement dated as of [                    ], 2009 (the “Separation Agreement”), pursuant to which OCWEN will (i) contribute to ALTISOURCE Parent the Altisource Business (as defined in the Separation Agreement) and (ii) distribute (the “Distribution”) to the holders of shares of OCWEN’s outstanding capital stock all of the outstanding capital stock of ALTISOURCE Parent;
     WHEREAS, following the Distribution, ALTISOURCE Parent will operate the Altisource Business, and OCWEN will operate the OCWEN Business (as defined in the Separation Agreement); and
     WHEREAS, following the Distribution, (i) ALTISOURCE desires to receive, and OCWEN is willing to provide, or cause to be provided, certain transition services in connection with the Altisource Business and (ii) OCWEN desires to receive, and ALTISOURCE is willing to provide, or cause to be provided, certain transition services in connection with the OCWEN Business, in each case for a limited period of time and subject to the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties agree as follows:
     1. Definitions.
     (a) Capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Separation Agreement.
     (b) For the purposes of this Agreement, the following terms shall have the following meanings:
     “Affiliate” means with respect to any Person (a “Principal”) (a) any directly or indirectly wholly-owned subsidiary of such Principal, (b) any Person that directly or indirectly owns 100% of the voting stock of such Principal or (c) a Person that controls, is controlled by or is under common control with such Principal. As used herein, “control” of any entity means the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of the management or policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise. Furthermore, with respect to any Person that is partially owned by such Principal and does not otherwise constitute an Affiliate (a “Partially-Owned Person”), such Partially-Owned Person shall be considered an Affiliate of such

Principal for purposes of this Agreement if such Principal can, after making a good faith effort to do so, legally bind such Partially-Owned Person to this Agreement.
     “Agreement” means this Transition Services Agreement, including the Schedules hereto and any SOWs entered into pursuant to
Section 2(b).
     “Fully Allocated Cost” means, with respect to provision of a Service, the all-in cost of the Providing Party’s provision of such Service, including a share of direct charges of the function providing such Service, and including allocable amounts to reflect compensation and benefits, technology expenses, occupancy and equipment expense, and third-party payments incurred in connection with the provision of such Service, but shall not include any Taxes payable as a result of performance of such Service.
     “OCWEN-Provided Services” means the services set forth on Schedule I and the SOWs related thereto.
     “ALTISOURCE-Provided Services” means the services set forth on Schedule II and the SOWs related thereto.
     “Providing Party” means a party in its capacity of providing a Service hereunder.
     “Receiving Party” means a party in its capacity of receiving a Service hereunder.
     “Services” means, as the context requires, the OCWEN-Provided Services and the ALTISOURCE-Provided Services, collectively or either of the OCWEN-Provided Services or the ALTISOURCE-Provided Services.
     “SOW” means a statement of work entered into between the parties on an as-needed basis to describe a particular service that is not covered specifically in a schedule hereto, but has been agreed to be provided pursuant to the terms of this Agreement except as otherwise set forth in such SOW.
     2. Provision of Services.
     (a) Generally. Subject to the terms and conditions of this Agreement, (i) OCWEN shall provide, or cause to be provided, to ALTISOURCE and the ALTISOURCE Group, solely for the benefit of the Altisource Business in the ordinary course of business, the OCWEN-Provided Services, and (ii) ALTISOURCE shall provide, or cause to be provided, to OCWEN and the OCWEN Group, solely for the benefit of the OCWEN Business in the ordinary course of business, the ALTISOURCE-Provided Services, in each case for periods commencing on the Distribution Date through the respective period specified in Schedule I or Schedule II (the “Service Period”), unless such period is earlier terminated in accordance with Section 5.
     (b) Statements of Work. In addition to the services provided as set forth on Schedule I and Schedule II, from time to time during the term of this Agreement the parties shall have the right to enter into SOWs to set forth the terms of any related or additional transition services to be performed hereunder. Any SOW shall be agreed to by each party, shall be in writing and (I) shall contain: (i) the identity of each of the Providing Party and the Receiving

Party; (ii) a description of the Services to be performed thereunder; (iii) the applicable performance standard for the provision of such Service, if different from the Performance Standard; (iv) the amount, schedule and method of compensation for provision of such Service, which shall reflect the Fully Allocated Cost of such Service; and (II) may contain (i) the Receiving Party’s standard operating procedures for receipt of services similar to such Service, including operations, compliance requirements and related training schedules; (ii) information technology support requirements of the Receiving Party with respect to such Service; and (iii) training and support commitments with respect to such Service. For the avoidance of doubt, the terms and conditions of this Agreement shall apply to any SOW.
     (c) The Services shall be performed on Business Days during hours that constitute regular business hours for each of OCWEN and ALTISOURCE, unless otherwise agreed. No Receiving Party, nor any member of its respective Group, shall resell, subcontract, license, sublicense or otherwise transfer any of the Services to any Person whatsoever or permit use of any of the Services by any Person other than by the Receiving Party and its Affiliates directly in connection with the conduct of the Receiving Party’s respective business in the ordinary course of business.
     (d) Notwithstanding anything to the contrary in this Section 2 (but subject to the second succeeding sentence), the Providing Party shall have the exclusive right to select, employ, pay, supervise, administer, direct and discharge any of its employees who will perform Services. The Providing Party shall be responsible for paying such employees’ compensation and providing to such employees any benefits. With respect to each Service, the Providing Party shall use commercially reasonable efforts to have qualified individuals participate in the provision of such Service; provided, however, that (i) the Providing Party shall not be obligated to have any individual participate in the provision of any Service if the Providing Party determines that such participation would adversely affect the Providing Party or its Affiliates; and (ii) none of the Providing Party or its Affiliates shall be required to continue to employ any particular individual during the applicable Service Period.
     (e) Each of OCWEN and ALTISOURCE acknowledges that the purpose of this Agreement is to enable it to receive the applicable Services on an interim basis. Accordingly, at all times from and after the Distribution Date, each of OCWEN and the OCWEN Group, on the one hand, and ALTISOURCE and the ALTISOURCE Group, on the other hand, shall use commercially reasonable efforts to make or obtain, or cause to be made or obtained, any filings, registrations, approvals, permits or licenses; implement, or cause to be implemented, any systems; purchase, or cause to be purchased, any equipment; and take, or cause to be taken, any and all other actions, in each case necessary or advisable to enable it to provide for the Services for itself as soon as reasonably practical, and in any event prior to the expiration of the relevant Service Periods. For the avoidance of doubt, no Providing Party shall be required to provide any Service for a period longer than the applicable Service Period.
     3. Standard of Performance.
     (a) The Providing Party shall use commercially reasonable efforts to provide, or cause to be provided, to the Receiving Party and the Receiving Party’s Group, each Service in a manner generally consistent with the manner and level of care with which such Service was provided to the Altisource Business or the OCWEN Business, as applicable, immediately prior to the Distribution Date (or, with respect to any Service not provided prior to the Distribution Date, generally consistent with the manner and level of care with which such Service is performed by the Providing Party for its own behalf) (the “Performance Standard”), unless otherwise specified in this Agreement. Notwithstanding the foregoing, no Providing Party shall have any obligation hereunder to provide to any Receiving Party (i) any improvements, upgrades, updates, substitutions, modifications or enhancements to any of the Services unless otherwise specified in Schedule I or Schedule II, as applicable, or (ii) any Service to the extent that the need for such Service arises, directly or indirectly, from the acquisition by the Receiving Party or any member of its Group, outside the ordinary course of business, of any assets of, or any equity interest in, any Person. The Receiving Party acknowledges and agrees that the Providing Party may be providing services similar to the Services provided hereunder and/or services that involve the same resources as those used to provide the Services to its and its Affiliates’ business units and other third parties, and, accordingly, the Providing Party reserves the right to modify any of the Services or the manner in which any of the Services are provided in the ordinary course of business; provided, however, that no such modification shall materially diminish the Services or have a materially adverse effect on the business of the Receiving Party.
     (b) The Providing Party will use commercially reasonable efforts not to establish priorities, as between the Providing Party and its Affiliates, on the one hand, and the Receiving Party and its Affiliates, on the other hand, as to the provision of any Service, and will use commercially reasonable efforts to provide the Services within a time frame so as not to materially disrupt the business of the Receiving Party. Notwithstanding the foregoing, the Receiving Party acknowledges and agrees that, due to the transitional nature of the Services, the Providing Party shall have the right to establish reasonable priorities as between the Providing Party and its Affiliates, on the one hand, and the Receiving Party and its Affiliates, on the other hand, as to the provision of any Service if the Providing Party determines that such priorities are necessary to avoid any adverse effect to the Providing Party and its Affiliates. If any such priorities are established, the Providing Party shall advise the Receiving Party as soon as possible of any Services that will be delayed as a result of such prioritization, and will use commercially reasonable efforts to minimize the duration and impact of such delays.
     4. Fees for Services.
     (a) As compensation for a particular Service, the Receiving Party agrees to pay to the Providing Party the Fully Allocated Cost of providing the Services in accordance with this Agreement or, with respect to any SOW, the amount set forth therein.
     (b) The Providing Party shall submit statements of account to the Receiving Party on a monthly basis with respect to all amounts payable by the Receiving Party to the Providing Party hereunder (the “Invoiced Amount”), setting out the Services provided, and the amount billed to the Receiving Party as a result of providing such Services (together with, in arrears, any Commingled Invoice Statement (as defined below) and any other invoices for Services provided by third parties, in each case setting out the Services provided by the applicable third parties). The Receiving Party shall pay the Invoiced Amount to the Providing Party by wire transfer of immediately available funds to an account or accounts specified by the Providing Party, or in such other manner as specified by the Providing Party in writing, or otherwise reasonably agreed to by the Parties, within 30 days of the date of delivery to the Receiving Party of the applicable statement of account; provided, that, in the event of any dispute as to an Invoiced Amount, the Receiving Party shall pay the undisputed portion, if any, of such Invoiced Amount in accordance with the foregoing, and shall pay the remaining amount, if any, promptly upon resolution of such dispute.
     (c) The Providing Party may engage third-party contractors, at a reasonable cost, to perform any of the Services, to provide professional services related to any of the Services, or to provide any secretarial, administrative, telephone, e-mail or other services necessary or ancillary to the Services (collectively, the “Ancillary Services”) (all of which may be contracted for separately by the Providing Party on behalf of the Receiving Party) after giving notice to the Receiving Party, reasonably in advance of the commencement of such Services and Ancillary Services to be so provided by such contractors, of the identity of such contractors, each Service and Ancillary Service to be provided by such contractors and a good faith estimate of the cost (or formula for determining the cost) of the Services and Ancillary Services to be so provided by such contractors. The Receiving Party may, in its sole discretion, decline to accept any such Services or Ancillary Services to be provided by any such contractors by giving prompt written notice to the Providing Party, provided that, if the Receiving Party so declines any Service or Ancillary Service from any such contractors, then thereafter, notwithstanding anything in this Agreement to the contrary, the Providing Party shall be excused from any obligation to provide such Service or Ancillary Service.
     (d) The Providing Party may cause any third party to which amounts are payable by or for the account of the Receiving Party in connection with Services or Ancillary Services to issue a separate invoice to the Receiving Party for such amounts. The Receiving Party shall pay or cause to be paid any such separate third party invoice in accordance with the payment terms thereof. Any third party invoices that aggregate Services or Ancillary Services for the benefit of the Receiving Party and its Group, on the one hand, with services not for the benefit of Receiving Party and its Group, on the other hand (each, a “Commingled Invoice”), shall be separated by the Providing Party. The Providing Party shall prepare a statement indicating that portion of the invoiced amount of such Commingled Invoice that is attributable to Services or the Ancillary Services rendered for the benefit of Receiving Party and its Group (the “Commingled Invoice Statement”). The Providing Party shall deliver such Commingled Invoice Statement and a copy of the Commingled Invoice to Receiving Party. The Receiving Party shall, within 30 days after the date of delivery to the Receiving Party of such Commingled Invoice Statement, pay or cause to be paid the amount set forth on such Commingled Invoice Statement to the third party, and shall deliver evidence of such payment to the Providing Party. The Providing Party shall not be required to use its own funds for payments to any third party providing any of the Services or Ancillary Services or to satisfy any payment obligation of the Receiving Party or any of its Affiliates to any third party provider; provided, however, that in the event the Providing Party does use its own funds for any such payments to any third party, the Receiving Party shall reimburse the Providing Party for such payments as invoiced by the Providing Party within 30 days following the date of delivery of such invoice from the Providing Party.
     (e) The Providing Party may, in its discretion and without any liability, suspend any performance under this Agreement upon failure of the Receiving Party to make timely any payments required under this Agreement beyond the applicable cure date specified in Section 5(b)(8) of this Agreement.
     (f) In the event that the Receiving Party does not make any payment required under the provisions of this Agreement to the Providing Party when due in accordance with the terms hereof, the Providing Party may, at its option, charge the Receiving Party interest on the unpaid amount at the rate of 2% per annum above the prime rate charged by JPMorgan Chase Bank, N.A. (or its successor). In addition, the Receiving Party shall reimburse the Providing Party for all costs of collection of overdue amounts, including any reimbursement required under Section 4(d) and any reasonable attorneys’ fees.
     (g) The Receiving Party acknowledges and agrees that it shall be responsible for any interest or other amounts in respect of any portion of any Commingled Invoice that the Receiving Party is required to pay pursuant to any Commingled Invoice Statement.
     5. Term; Termination.
     (a) Term. The term of this Agreement shall commence on the Distribution Date and shall continue in full force and effect until the end of the latest Service Period or the earlier date upon which this Agreement has been otherwise terminated in accordance with the terms hereof.
     (b) Termination. During the term of this Agreement, this Agreement (or, with respect to items (1), (3), (4), (5), (7) and (8) below, the particular SOW only) may be terminated:
(1)	by a Receiving Party, if the Receiving Party is prohibited by law from receiving such Services from the Providing Party;

(2)	by a Receiving Party, in the event of a material breach of any covenant or representation and warranty contained herein or otherwise directly relating to or affecting the Services to be provided hereunder of the Providing Party that cannot be or has not been cured by the 30th day from the Receiving Party’s giving of written notice of such breach to the Providing Party;

(3)	by a Receiving Party, if the Providing Party fails to comply with all applicable regulations to which the Providing Party is subject directly relating to or affecting the Services to be performed hereunder, which failure cannot be or has not been cured by the 30th day from the Receiving Party’s giving of written notice of such failure to the Providing Party;

(4)	by a Receiving Party, if the Providing Party or any member of its Group providing Services hereunder is cited by a Governmental Authority for materially violating any law governing the performance of a Service, which violation cannot be or has not been cured by the 30th day from the Receiving Party’s giving of written notice of such citation to the Providing Party;

(5)	by a Receiving Party, if the Providing Party fails to meet any Performance Standard for a period of three consecutive months, which failure cannot be or has not been cured by the 30th day from the Receiving Party’s giving of written notice of such failure to the Providing Party;

(6)	by either party, if the other party (A) becomes insolvent, (B) files a petition in bankruptcy or insolvency, is adjudicated bankrupt or insolvent or files any petition or answer seeking reorganization, readjustment or arrangement of its business under any law relating to bankruptcy or insolvency, or if a receiver, trustee or liquidator is appointed for any of the property of the other party and within 60 days thereof such party fails to secure a dismissal thereof or (C) makes any assignment for the benefit of creditors;

(7)	by a Receiving Party, in the event of any material infringement of such Receiving Party’s Intellectual Property (as defined in the Intellectual Property Agreement) by the Providing Party, which infringement cannot be or has not been cured by the 30th day from the Receiving Party’s giving of written notice of such event to the Providing Party;

(8)	by a Providing Party, if the Receiving Party fails to make any payment for any portion of Services the payment of which is not being disputed in good faith by the Receiving Party, which payment remains unmade by the 30th day from the Providing Party’s giving of written notice of such failure to the Receiving Party; and

(9)	by a Receiving Party, upon 60 days prior notice to the Providing Party, if the Receiving Party has determined to perform the respective Service or SOW on its own behalf.
     (c) Upon the early termination of any Service pursuant to Section 5(b)(9) or upon the expiration of the applicable Service Period, following the effective time of the termination, the Providing Party shall no longer be obligated to provide such Service; provided that the Receiving Party shall be obligated to reimburse the Providing Party for any reasonable out-of-pocket expenses or costs attributable to such termination.
     (d) No termination, cancellation or expiration of this Agreement shall prejudice the right of either party hereto to recover any payment due at the time of termination, cancellation or expiration (or any payment accruing as a result thereof), nor shall it prejudice any cause of action or claim of either party hereto accrued or to accrue by reason of any breach or default by the other party hereto.
     (e) Notwithstanding any provision herein to the contrary, Sections 4, 6 and 9 through 17 of this Agreement shall survive the termination of this Agreement.
     6. Miscellaneous. Except as otherwise expressly set forth in this Agreement, the provisions in Article X of the Separation Agreement (which Article X addresses counterparts, entire agreement, corporate power, governing law, third party beneficiaries, notices, severability, expenses, headings, survival of covenants, waivers of default, specific performance, amendments, interpretation, jurisdiction and service of process) other than the provisions thereof relating to assignability and publicity, shall apply mutatis mutandis to this Agreement.
     7. Intellectual Property. Subject to the terms of the Intellectual Property Agreement, the Receiving Party grants to the Providing Party and its Affiliates a limited, non-exclusive, fully paid-up, nontransferable, revocable license, without the right to sublicense, for the term of this Agreement to use all intellectual property owned by or, to the extent permitted by the applicable license, licensed to the Receiving Party solely to the extent necessary for the Providing Party to perform its obligations hereunder.
     8. Cooperation; Access.
     (a) The Receiving Party shall, and shall cause its Group to, permit the Providing Party and its employees and representatives access, on Business Days during hours that constitute regular business hours for the Receiving Party and upon reasonable prior request, to the premises of the Receiving Party and its Group and such data, books, records and personnel designated by the Receiving Party and its Group as involved in receiving or overseeing the Services as the Providing Party may reasonably request for the purposes of providing the Services. The Providing Party shall provide the Receiving Party, upon reasonable prior written notice, such documentation relating to the provision of the Services as the Receiving Party may reasonably request for the purposes of confirming any Invoiced Amount or other amount payable pursuant to any Commingled Invoice Statement or otherwise pursuant to this Agreement. Any documentation so provided to the Providing Party pursuant to this Section will be subject to the confidentiality obligations set forth in Section 9 of this Agreement.
     (b) Each party hereto shall designate a relationship manager (each, a “Relationship Executive”) to report and discuss issues with respect to the provision of the Services and successor relationship executives in the event that a designated Relationship Executive is not available to perform such role hereunder. The initial Relationship Executive designated by OCWEN shall be Ronald M. Faris and the initial Relationship Executive designated by ALTISOURCE shall be William B. Shepro. Either party may replace its Relationship Executive at any time by providing written notice thereof to the other party hereto.
     9. Confidentiality. This Agreement and the information provided to each party hereunder shall be subject to the confidentiality provisions set forth in Sections 6.07 and 6.08 of the Separation Agreement.
     10. Dispute Resolution. All disputes, controversies and claims directly or indirectly arising out of or in relation to this Agreement or the validity, interpretation, construction, performance, breach or enforceability of this Agreement shall be finally, exclusively and conclusively settled in accordance with the provisions of Article VII of the Separation Agreement, which shall apply mutatis mutandis to this Agreement.
     11. Warranties; Limitation of Liability; Indemnity.
     (a) The Receiving Party acknowledges that the Providing Party is not engaged in the business of providing services of the type being provided hereunder and that the Services and Ancillary Services to be provided by the Providing Party to the Receiving Party and the Receiving Party’s Group are being provided as an accommodation to the Receiving Party and the Receiving Party’s Group in connection with the transactions contemplated by the Separation Agreement. All Services and Ancillary Services are provided “as is”.
     (b) Other than the statements expressly made by the Providing Party in this Agreement, the Providing Party makes no representation or warranty, express or implied, with respect to the Services and Ancillary Services and, except as provided in Subsection (c) of this Section 11, the Receiving Party hereby waives, releases and renounces all other representations, warranties, obligations and liabilities of the Providing Party, and any other rights, claims and remedies of the Receiving Party against the Providing Party, express or implied, arising by law or otherwise, with respect to any nonconformance, error, omission or defect in any of the Services or Ancillary Services, including (i) any implied warranty of merchantability or fitness for a particular purpose, (ii) any implied warranty of non-infringement or arising from course of performance, course of dealing or usage of trade and (iii) any obligation, liability, right, claim or remedy in tort, whether or not arising from the negligence of the Providing Party.
     (c) None of the Providing Party or any of its Affiliates or any of its or their respective officers, directors, employees, agents, attorneys-in-fact, contractors or other representatives shall be liable for any action taken or omitted to be taken by the Providing Party or such person under or in connection with this Agreement, except that the Providing Party shall be liable for direct damages or losses incurred by the Receiving Party or the Receiving Party’s Group arising out of the gross negligence or willful misconduct of the Providing Party or any of its Affiliates or any of its or their respective officers, directors, employees, agents, attorneys-in-fact, contractors or other representatives in the performance or nonperformance of the Services or Ancillary Services.
     (d) In no event shall the aggregate amount of all such damages or losses for which the Providing Party may be liable under this Agreement exceed the aggregate total sum received by the Providing Party for the Services; provided, that, no such cap shall apply to liability for damages or losses arising from or relating to breaches of Section 9 (relating to confidentiality), infringement of Intellectual Property or fraud or criminal acts. Except as provided in Subsection (c) of this Section 11, none of the Providing Party or any of its Affiliates or any of its or their respective officers, directors, employees, agents, attorneys-in-fact, contractors or other representatives shall be liable for any action taken or omitted to be taken by, or the negligence, gross negligence or willful misconduct of, any third party.
     (e) Notwithstanding anything to the contrary herein, none of the Providing Party or any of its Affiliates or any of its or their respective officers, directors, employees, agents, attorneys-in-fact, contractors or other representatives shall be liable for damages or losses incurred by the Receiving Party or any of the Receiving Party’s Affiliates for any action taken or omitted to be taken by the Providing Party or such other person under or in connection with this Agreement to the extent such action or omission arises from actions taken or omitted to be taken by, or the negligence, gross negligence or willful misconduct of, the Receiving Party or any of the Receiving Party’s Affiliates.

     (f) No party hereto or any of its Affiliates or any of its or their respective officers, directors, employees, agents, attorneys-in-fact, contractors or other representatives shall in any event have any obligation or liability to the other party hereto or any such other person whether arising in contract (including warranty), tort (including active, passive or imputed negligence) or otherwise for consequential, incidental, indirect, special or punitive damages, whether foreseeable or not, arising out of the performance of the Services or Ancillary Services or this Agreement, including any loss of revenue or profits, even if a party hereto has been notified about the possibility of such damages; provided, however , that the provisions of this Subsection (f) shall not limit the indemnification obligations hereunder of either party hereto with respect to any liability that the other party hereto may have to any third party not affiliated with any member of the Providing Party’s Group or the Receiving Party’s Group for any incidental, consequential, indirect, special or punitive damages.
     (g) The Receiving Party shall indemnify and hold the Providing Party and its Affiliates and any of its or their respective officers, directors, employees, agents, attorneys-in-fact, contractors or other representatives harmless from and against any and all damages, claims or losses that the Providing Party or any such other person may at any time suffer or incur, or become subject to, as a result of or in connection with this Agreement or the Services or Ancillary Services provided hereunder, except those damages, claims or losses incurred by the Providing Party or such other person arising out of the gross negligence or willful misconduct by the Providing Party or such other person.
     (h) Neither party hereto may bring an action against the other under this Agreement (whether for breach of contract, negligence or otherwise) more than six months after that party becomes aware of the cause of action, claim or event giving rise to the cause of action or claim or one year after the termination of this Agreement, whichever is shorter.
     12. Taxes. Each party hereto shall be responsible for the cost of any sales, use, privilege and other transfer or similar taxes imposed upon that party as a result of the transactions contemplated hereby. Any amounts payable under this Agreement are exclusive of any goods and services taxes, value added taxes, sales taxes or similar taxes (“Sales Taxes”) now or hereinafter imposed on the performance or delivery of Services, and an amount equal to such taxes so chargeable shall, subject to receipt of a valid receipt or invoice as required below in this Section 12, be paid by the Receiving Party to the Providing Party in addition to the amounts otherwise payable under this Agreement. In each case where an amount in respect of Sales Tax is payable by the Receiving Party in respect of a Service provided by the Providing Party, the Providing Party shall furnish in a timely manner a valid Sales Tax receipt or invoice to the Receiving Party in the form and manner required by applicable law to allow the Receiving Party to recover such tax to the extent allowable under such law. Additionally, if the Providing Party is required to pay ‘gross-up’ on withholding taxes with respect to provision of the Services, such taxes shall be billed separately as provided above and shall be owing and payable by the Receiving Party. Any applicable property taxes resulting from provision of the Services shall be payable by the party owing or leasing the asset subject to such tax.
     13. Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other party hereto unless otherwise required by law, in which case the party making the press release, public announcement or communication shall give the other party reasonable opportunity to review and comment on such and the parties shall cooperate as to the timing and contents of any such press release, public announcement or communication.
     14. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party hereto; provided, however, that either party may assign this Agreement without the consent of the other party to any third party that acquires, by any means, including by merger or consolidation, all or substantially all the consolidated assets of such party. Any purported assignment in violation of this Section 14 shall be void and shall constitute a material breach of this Agreement.
     15. Relationship of the Parties. The parties hereto are independent contractors and none of the parties hereto is an employee, partner or joint venturer of the other. Under no circumstances shall any of the employees of a party hereto be deemed to be employees of the other party hereto for any purpose. Except as expressly provided in Section 4(d), none of the parties hereto shall have the right to bind the others to any agreement with a third party or to represent itself as a partner or joint venturer of the other by reason of this Agreement.
     16. Force Majeure. Neither party hereto shall be in default of this Agreement by reason of its delay in the performance of, or failure to perform, any of its obligations hereunder if such delay or failure is caused by strikes, acts of God, acts of the public enemy, acts of terrorism, riots or other events that arise from circumstances beyond the reasonable control of that party. During the pendency of such intervening event, each of the parties hereto shall take all reasonable steps to fulfill its obligations hereunder by other means and, in any event, shall upon termination of such intervening event, promptly resume its obligations under this Agreement.
     17. Waiver of Jury Trial. EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.
* * * * *

     IN WITNESS WHEREOF, the parties have caused this Transition Services Agreement to be executed as of the date first written above by their duly authorized representatives.

OCWEN FINANCIAL CORPORATION

By
Name:
Title:

ALTISOURCE SOLUTIONS S.À R.L.

By
Name:
Title:

1

SCHEDULE I
OCWEN-PROVIDED SERVICES

	Service Period
Services Provided	(months)	Service Fee
FINANCE AND ACCOUNTING	12	Fully Allocated Cost of providing services.

Services Provided:

• Corporate Accounting

• Accounts Payables

• Accounts Receivables

• Corporate Secretary Support

• Financial Reporting

• Payroll Services

• Tax

• Treasury

HUMAN RESOURCES	24	Fully Allocated Cost of providing services.

Services Provided:

• Benefits Administration

• Employee and Contractor On-boarding

• Employee Engagement

• HR Administration

• HR Strategy and Consulting

• HRIS Administration and Reporting

• Performance Management Platforms

• Personnel Files

• Recruiting

• Salary Administration

• Training and Compliance Support

	Service Period
Services Provided	(months)	Service Fee
LAW	24	Fully allocated cost of providing services.
Services Provided:

• Contract Review Services

• Corporate Governance Services

• Intellectual Property Maintenance Services

• License Maintenance Services

• Litigation Management

• Regulatory Compliance Services

RISK MANAGEMENT	24	Fully Allocated Cost of providing services.
Services Provided:

• Internal Audit

• SOX Compliance and SAS 70

• Business continuity and Disaster Recovery Planning

OTHER OPERATIONS SUPPORT	24	Fully Allocated Cost of providing services
• Capital Markets

• Modeling

• Quantitative Analytics

• General Business Consulting

SCHEDULE II
ALTISOURCE-PROVIDED SERVICES

	Service Period
Services Provided	(months)	Service Fee
CONSUMER PSYCHOLOGY	24	Fully Allocated Cost of providing services.
Services Provided:

• Scripting Support

• Staffing Models

• Training Development

• User and Task Analysis

CORPORATE SERVICES	24	Fully Allocated Cost of providing services.
Services Provided:

• Facilities Management

• Mailroom Support

• Physical Security

• Travel Services

FINANCE AND ACCOUNTING	12	Fully Allocated Cost of providing services.
Services Provided:

• Accounting Services and Reporting

• Accounts Payables

• Accounts Receivables

• Corporate Secretary Support

• Financial Reporting

• Payroll Services

• Tax

• Treasury

	Service Period
Services Provided	(months)	Service Fee
HUMAN RESOURCES	24	Fully Allocated Cost of providing services.
Services Provided:

• Benefits Administration

• Employee and Contractor On-boarding

• Employee Engagement

• HR Administration

• HR Strategy and Consulting

• HRIS Administration and Reporting

• Performance Management Platforms

• Personnel Files

• Recruiting

• Salary Administration

• Training and Compliance Support

RISK MANAGEMENT AND SIX SIGMA	24	Fully Allocated Cost of providing services.
Services Provided:

• Information Security

• Internal Audit

• Loan Quality

• Quality Assurance

• Risk Management

• SOX Compliance and SAS 70

• Six Sigma

• Business Continuity and Disaster Recovery Planning

	Service Period
Services Provided	(months)	Service Fee
VENDOR MANAGEMENT OPERATIONS	24	Fully Allocated Cost of providing services.
Services Provided:

• Contract Negotiation

• Vendor Compliance

• Vendor Management Services

• Insurance Risk Management

OTHER OPERATIONS SUPPORT	24	Fully Allocated Cost of providing services
• Capital Markets

• Modeling

• Quantitative Analytics

• General Business Consulting